Exhibit 10.2

AMENDMENT TO CONFIDENTIALITY, NON-DISCLOSURE AND

NON-SOLICITATION AGREEMENT

This Amendment to Confidentiality, Non-Disclosure and Non-Solicitation Agreement (the “Amendment”) is entered into this 21st day of December, 2012, between Roy Truett (“Employee”), and USANA Health Sciences, Inc., a Utah corporation (“USANA”).

WHEREAS, the USANA and Employee entered into a Confidentiality, Non-Disclosure and Non-Solicitation Agreement on June 28, 2011 (the “Agreement”); and

WHEREAS, USANA and Employee desire to amend certain provisions of the Agreement as set forth in this Amendment.

NOW, THEREFORE, the parties agree as follows:

1.                                      Section 5 of the Agreement is hereby amended and replaced in its entirety with the following provision:

5.                                      Non-Competition.  In exchange for the benefits of continued employment, I agree not to accept employment with, engage in or participate, directly or indirectly, individually or as an officer, director, employee, shareholder, consultant, partner, joint venture, agent, equity owner, distributor or in any other capacity whatsoever, with any direct sales or multi-level marketing company that competes with USANA, whether for market share of products or for distributors in territory in which USANA is doing business.  The restrictions set forth in this paragraph shall remain in effect during my employment with USANA and during a period of 6 months following the termination of my employment.

As consideration for Employee’s covenants in this paragraph, USANA shall pay Employee the following compensation:

(i)                                     A sum equal to $190,000, less applicable withholding taxes, payable on December 31, 2012 if documents are signed and received by December 21, 2012 or on February 13, 2013 if documents are signed and received after December 21, 2012; and

(ii)                                  The remaining 16,500 Stock-Settled Stock Appreciation Rights (“SSAR’s”) granted to Employee’s under Employee’s Stock-Settled Stock Appreciation Right Award Agreement dated July 21, 2008 (the “Award Agreement”), shall continue to vest on July 21, 2013 and shall not expire (and remain exercisable) until October 21, 2013; and

(iii)                               A sum equal to fifty percent of Employee’s base salary at termination of employment, less applicable withholding taxes and excluding all incentive compensation and other benefit payments will be paid bi-weekly for six months with last payment being made June 14, 2013.  If prior to June 14, 2013 Employee receives employment with a company for which written notice from USANA stating company will be excluded from the non-compete agreement, payments for the non-compete agreement will discontinue at the date of employment with the new company.

2.                                      The following paragraph shall be added as Section 9 of the Agreement:

9.                                      Performance.  Employee agrees that if he criticizes or disparages USANA or any of its employees or breaches any provision of the Agreement or the Separation and Release of Claims Agreement dated the 21st day of September, 2012 (the “Separation Agreement”), he will not be entitled to, and therefore will not receive, any further benefits including monetary payments under this Agreement, and that he will be obligated to repay any monetary payments made to him under this Agreement.  Acceptance by Employee of employment with a direct selling company will not be deemed a violation of the non-competition provision of the Agreement if USANA, in its sole discretion, advises employee in writing that it is waiving the non-competition provision in paragraph 5 in regards to that specific employment opportunity.

3.                                      USANA and Employee agree that all of the other terms and conditions of the Agreement, and the Award Agreement, shall remain unchanged.

4.                                      The parties agree that this Amendment, along with the Separation Agreement, contain the entire agreement and understanding of the parties concerning the subject matter hereof, and that this Agreement supersedes and replaces all prior negotiations, proposed agreements, agreements or representations, whether written or oral.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed the day and year first above written.

COMPANY:	USANA HEALTH SCIENCES, INC.,
a Utah corporation

By:
Name:
Title:

EMPLOYEE:
Roy Truett